Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-150457 on Form S-8 of our report dated June 26, 2015 appearing in this Annual Report on Form 11-K of Ball Corporation 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2014.

/s/ CliftonLarsonAllen LLP
CliftonLarsonAllen LLP
Greenwood Village, Colorado
June 26, 2015